Contact:	Keith Williams, President & CEO The Keller Manufacturing Company (812) 738-2222

KELLER MANUFACTURING COMPANY ANNOUNCES NO QUARTERLY DIVIDEND

CORYDON, IN (August 8, 2003) — The Keller Manufacturing Company, Inc. (OTCBB: KMFC) announces today that it will not issue a quarterly dividend. Any future determination as to the payment of dividends will be made at the discretion of the Board of Directors and will depend on the Company’s operating results, financial condition, capital requirements, general business conditions and such other factors as the Board of Directors deems relevant.

About Keller
The Keller Manufacturing Company, Inc. is a leading manufacturer of solid wood bedroom, dining room and occasional furniture. The Company operates two production facilities located in Corydon, Indiana and New Salisbury, Indiana.

Keller Furniture is sold through middle to upper-middle priced retailers in all 50 United States and Canada. Keller also has distribution in Japan, Europe, and the Middle East.

For more information about The Keller Manufacturing Company, Inc., visit our website at www.kellerfurniture.com.

The news release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements may include statements regarding the intent, belief or current expectations of The Keller Manufacturing Company, Inc. (the “Company” or its officers with respect to (i) the Company’s strategic plans, (ii) the policies of the Company regarding capital expenditures, dividends, financing and other matters, and (iii) industry trends affecting the Company’s financial condition or results of operations. Readers of this news release are cautioned that reliance on any forward-looking statement involves risks and uncertainties. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There can be no assurance that the forward looking statements contained in this news release will prove to be accurate. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved.